SUB-ITEM 77D(2)

Each of the state municipal bond funds in MFS Municipal Series Trust changed its policy regarding investing 80% of its net assets from non-fundamental to fundamental, and added disclosure regarding investing in issuers located outside of the named state, as described in the prospectus, dated August 1, 2002, contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 29, 2002. Such description is hereby incorporated by reference.